SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.    20549

                            FORM 8-K



                         CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934





                Date of Report (Date of earliest
event reported):  May 1, 1995




CADE INDUSTRIES, INC.
     (Exact name of registrant as specified in its charter)



          Wisconsin                0-12808             39-1371038
(State or other jurisdiction of    (Commission         (I.R.S.
incorporation or organization)     File No.)           Employer
                                                       I.D. No.)


5640 Enterprise Drive, Lansing, Michigan                 48911
(Address of principal executive offices)               (Zip Code)


Registrant's telephone no. including area code    (517) 394-1333



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Item 4.   Changes in Registrant's Certifying Accountant.


Effective May 1, 1995, the Registrant dismissed Ernst & Young, LLP, which previously was engaged as the principal accountant to audit the Registrant's financial statements. The reports of Ernst & Young, LLP on the financial statements of the Registrant during the past two years did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change independent accountants was recommended and approved by the Audit Committee of the Registrant's Board of Directors.

During the Registrant's two most recent fiscal years, there have not been any disagreements with Ernst & Young, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Effective May 2, 1995, the Registrant engaged Deloitte & Touche LLP as its principal accountant to audit the Registrant's financial statements.






Item 7.   Financial Statements and Exhibits.


The following exhibit is filed herewith:

          Exhibit 16.1   Letter from Ernst & Young, LLP
                         (former independent accountants)

                           SIGNATURES

     Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CADE INDUSTRIES, INC.



Date:   May 4, 1995      By /s/Richard A. Lund
                                     Richard A. Lund,
                                     President